Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS RECORD FIRST QUARTER FINANCIAL RESULTS

20% Increase in 1st Quarter Sales

47% Increase in 1st Quarter Diluted Earnings per Share

29% Increase in 1st Quarter New Order Sales

Delray Beach, Florida, July 20, 2020 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for its first quarter ended June 30, 2020. Net sales for the quarter ended June 30, 2020 were $96.2 million, compared to $80.0 million for the quarter ended June 30, 2019, an increase of 20%. Net income for the quarter ended June 30, 2020 was $7.8 million, or $0.39 diluted per share, compared to net income of $5.3 million, or $0.26 diluted per share, for the same quarter the prior year, an increase to diluted earnings per share of 47%. Reorder sales for the three months ended June 30, 2020 were $80.4 million, compared to $67.7 million for the three months ended June 30, 2019, an increase of 19%. New order sales for the three months ended June 30, 2020 were $15.8 million, compared to $12.2 million for the three months ended June 30, 2019, an increase of 29%. The Company acquired approximately 186,000 new customers in the quarter ended June 30, 2020, compared to 140,000 new customers in the same period the prior year. The average order size for the quarter ended June 30, 2020 was $89, compared to $86 for the quarter ended June 30, 2019.

Menderes Akdag, President and CEO, commented: “During the June quarter demand in the ecommerce channel continued to be strong, with consumers shifting their purchases to online, which positively impacted both our top and bottom line. In addition to sales growth, our operating income margins improved by 210 basis points, which positively impacted our earnings in the quarter. We were more efficient with our advertising in the quarter reducing our customer acquisition cost from $62 in the quarter ended June 30, 2019 to $48 in the current quarter, while increasing advertising expenses by approximately 5%. As an essential business, we have been open during our normal business hours without any material disruptions in our operations. We are dedicated to making every effort to ensure pets get the medications they need in these challenging times. We have also taken extra precautions to ensure the health and safety of our employees. Also, so far, we have not seen any material disruptions in our supply chain, but as a precaution we have temporarily increased our inventory during the quarter. In fiscal 2021, we are focusing on redesigning our website and mobile app to optimize our customers’ digital experience.”

The Board of Directors declared a quarterly dividend of $0.28 per share on the Company’s common stock. The dividend will be payable on August 7, 2020, to shareholders of record at the close of business on July 31, 2020. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results. To access the call, which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025. Please call in fifteen minutes prior to the scheduled start time. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on July 20, 2020 until August 3, 2020 at 11:59 P.M. Eastern Time. To access the replay, call (866) 430-5848 (toll free) or (203) 369-0934 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest and Most Trusted Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2020. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share amounts)

	June 30,	March 31,
	2020	2020

ASSETS	(UNAUDITED)

Current assets:
Cash and cash equivalents	$86,821	$103,762
Accounts receivable, less allowance for doubtful accounts of $41 and $59, respectively	2,710	3,843
Inventories - finished goods	43,071	17,884
Prepaid expenses and other current assets	3,277	3,529
Total current assets	135,879	129,018

Noncurrent assets:
Property and equipment, net	26,016	25,445
Intangible assets	860	860
Total noncurrent assets	26,876	26,305

Total assets	$162,755	$155,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,975	$19,658
Accrued expenses and other current liabilities	5,169	4,214
Income taxes payable	3,025	471
Total current liabilities	29,169	24,343

Deferred tax liabilities	715	970

Total liabilities	29,884	25,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,166 and 20,166 shares issued and outstanding, respectively	20	20
Additional paid-in capital	4,544	3,804
Retained earnings	128,298	126,177

Total shareholders' equity	132,871	130,010

Total liabilities and shareholders' equity	$162,755	$155,323

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended
	June 30,
	2020	2019

Sales	$96,204	$79,988
Cost of sales	69,419	58,127

Gross profit	26,785	21,861

Operating expenses:
General and administrative	7,754	6,508
Advertising	9,033	8,624
Depreciation	562	568
Total operating expenses	17,349	15,700

Income from operations	9,436	6,161

Other income:
Interest income, net	90	567
Other, net	255	257
Total other income	345	824

Income before provision for income taxes	9,781	6,985

Provision for income taxes	2,013	1,642

Net income	$7,768	$5,343

Net income per common share:
Basic	$0.39	$0.26
Diluted	$0.39	$0.26

Weighted average number of common shares outstanding:
Basic	19,984	20,235
Diluted	20,042	20,245

Cash dividends declared per common share	$0.28	$0.27

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended
	June 30,
	2020	2019

Cash flows from operating activities:
Net income	$7,768	$5,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	562	568
Share based compensation	740	635
Deferred income taxes	(255)	(182)
Bad debt expense	33	25
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,100	372
Inventories - finished goods	(25,187)	(8,798)
Prepaid income taxes	-	582
Prepaid expenses and other current assets	(737)	(98)
Accounts payable	1,317	(586)
Accrued expenses and other current liabilities	903	934
Income taxes payable	2,554	1,241
Net cash (used in) provided by operating activities	(11,202)	36

Cash flows from investing activities:
Purchases of property and equipment	(145)	(192)
Net cash used in investing activities	(145)	(192)

Cash flows from financing activities:
Repurchase and retirement of common stock	-	(11,496)
Dividends paid	(5,594)	(5,479)
Net cash used in financing activities	(5,594)	(16,975)

Net decrease in cash and cash equivalents	(16,941)	(17,131)

Cash and cash equivalents, at beginning of year	103,762	100,529

Cash and cash equivalents, at end of year	$86,821	$83,398

Supplemental disclosure of cash flow information:

Dividends payable in accrued expenses	$297	$243

Exhibit 99.1 Page 4 of 4